EXHIBIT 99.1

ROYALTY AGREEMENT

THIS ROYALTY AGREEMENT (the "Agreement") is made by and between Sunrise U.S.A. Incorporated (“Sunrise”), a Nevada corporation, Pukka USA, Inc. (“Pukka”), a Utah corporation (Sunrise and Pukka jointly referred to hereinafter as the "Sunrise Parties") and Garden Rise Investments LTD LLC, an Ohio limited liability company ("GRIL"),and

WHEREAS, contemporaneously herewith, GRIL has subscribed for three million shares of Sunrise common stock; and

WHEREAS, as an inducement to cause GRIL to subscribe for Sunrise common stock, Sunrise has agreed to grant GRIL a royalty interest in the revenues generated by Sunrise’s business operations.

NOW THEREFORE, WITNESSETH that in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted by the parties hereto, the parties hereto agree as follows:

1.    Royalty Payments. The Sunrise Parties agree to pay royalties to GRIL in an amount equal to Three Percent (3.0%) of Total Net Revenues (as defined below) derived by the Sunrise Parties and their affiliates from the bona fide commercial sales of their Products from all sources whatsoever, during the Term set forth below (the “Royalty”).  All payments shall be calculated and paid in U.S. dollars.

2.    Accounting and Timing of Royalty Payments. Upon making each Royalty Payment, the Sunrise Parties shall provide GRIL with a summary of the accounting used to determine the amount of such Royalty Payment. Upon request, the Sunrise Parties shall further provide GRIL with copies of their Receipts Ledger and Accounts Receivable Ledger for the quarter for which the Royalty is being calculated. Royalty Payments shall be calculated as of the reporting close of each calendar quarter and shall be paid by wire transfer to GRIL on or before the expiration of forty-five (45) days after the reporting close of each prior calendar quarter.

3.    Total Net Revenues. For purposes hereof, “Total Net Revenues” shall mean total gross revenues less any discounts, rebates, shipping costs, handling costs, transportation insurance costs, importation fees, duties on any and all Products (as defined below), and charge-offs for bad debts, determined on the accrual basis of accounting in accordance with generally accepted accounting principles.  For purposes of the preceding sentence, “total gross revenues” shall mean all revenues derived from Products sold or leased by the Sunrise Parties, any parties affiliated with Sunrise, or by any parties making any such sales of products or goods which utilize or derive from the technologies of the Sunrise Parties; provided, however, that in the event any such sales are generated by unaffiliated parties pursuant to licensing rights, franchise rights or any similar arrangement, then “total gross revenues” shall not include sales by such unaffiliated parties but shall include all revenues derived by the Sunrise Parties and their affiliates from such unaffiliated parties, such as licensing fees, franchise fees, royalties or the like.

4.    Records. The Sunrise Parties agree to keep complete and accurate books, accounts and records according to United States Generally Accepted Accounting

Principles (“GAAP”) of all transactions involving Total Net Revenues.  GRIL and its representatives shall have a full right of accounting of the Sunrise Parties, including the right to confidentially examine the books and records of the Sunrise Parties, at all reasonable times and upon reasonable notice, for the purpose of verifying the amount of Royalty Payments due.

5.    Products. Shall mean any and all of the products, goods or technologies sold to unaffiliated third parties by the Sunrise Parties, or by any parties affiliated with Sunrise, or by any parties making any such sales of products or goods which utilize or derive from the technologies of the Sunrise Parties.

6.    Term. The Royalty shall be due and payable to GRIL beginning with the first bona fide commercial sale of any Product after January 1, 2007, and shall continue until the expiration of ten (10) years following the calendar year in which Total Net Revenues first exceed Four Million Dollars ($4,000,000).

7.    Conversion To Common Stock.  GRIL shall have the right to convert all future Royalty Payments which may become due hereunder, into the publicly tradable common stock of the Sunrise Parties at any time prior to the expiration of this Agreement (“Conversion Shares”).  The number of common shares of stock issuable upon conversion shall be calculated by (X) multiplying (i) the Royalty Payment payable for the quarter immediately preceding an election to convert by (ii) the number of quarters (3 month periods) remaining in the Term of this Agreement, but in no event greater than forty (40) quarters, and (Y) dividing the result thereof by twenty-five cents ($0.25).

(a)   Notice of conversion.  In the event GRIL elects to convert this Royalty into common stock of the Sunrise Parties, GRIL shall deliver written notice (the “Conversion Notice”) to the Sunrise Parties at any time after January 1, 2007, which notice shall state the period upon which such conversion is based, the Royalty Payment due for such period, the number of calendar quarters remaining in the Term of this Agreement and the number of Conversion Shares.  The Sunrise Parties shall issue the Conversion Shares within thirty (30) days following the date of its receipt of the Conversion Notice.

(b)   Issuance with a legend.  GRIL or its assigns who may be acquiring Conversion Shares will be required, to submit an agreement confirming that all the Conversion Shares received will be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, and agreeing not to transfer any of the Conversion Shares (other than in a distribution to the members of GRIL) except for those transfers falling within the exemption from registration under the Securities Act of 1933 and any applicable state securities laws, which transfers do not constitute a public distribution of securities, and in which the transferees execute an investment letter in form and substance satisfactory to counsel for Sunrise. The foregoing provision shall not prohibit the registration of any of the Conversion Shares at any time following their delivery.  Each Conversion Share stock certificate shall bear the following restrictive resale legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR

RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

8.    Piggyback Registration.  If the Sunrise Parties shall determine to register any of their securities either for their own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of registrable securities, the Company will:

(a)  promptly (within 72 hours of any such registration filing) give to GRIL or its assigns, written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(b)  include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Conversion Shares specified in a written request or request (the “GRIL Registrable Securities”), made by GRIL within fifteen (15) days after receipt of the written notice from the Sunrise Parties described in clause (a) above.  Such written request may specify all or a part of the GRIL Registrable Securities.

(c)  GRIL Registrable Securities shall mean all of shares of the Company’s common stock owned directly or beneficially by GRIL, its members or their assigns which shares of common stock are not, as of the time of notice, freely tradable by virtue of the filing of a prior registration statement or by reason of an exemption there from.

9.    Notices.  All notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed to:

If to Sunrise:

Sunrise U.S.A Incorporated 892 North 340 East American Fork, UT 84003 (801) 756-5831 (801) 847-6528 fax

If to Garden Rise:

Garden Rise Investments LTD LLC
P.O. Box 21147
Columbus, Ohio 43221

With a copy to:

Charles A. Koenig, Esq
326 South High Street, Suite 300
Columbus, Ohio 43215
FAX: 614-214-5909

10.   Relationship of the Parties: Indemnification. It is agreed that this Agreement does not make any Party herein a general or special agent, legal representative, subsidiary, joint venturer, partner, employee or servant of any other Party herein for any purpose.

11.   Forum, Venue and Governing Law. This agreement shall be governed and interpreted under Ohio law (without applying its conflict of law principles). Exclusive venue for legal proceedings arising hereunder shall be in Franklin County, Ohio.

12.   Entire Agreement. This Agreement supersedes any prior understanding that may have been reached between the Parties and encompasses the entire agreement between the Sunrise Parties and GRIL with respect to the matters set forth herein. The terms of this Agreement are confidential and shall be maintained by the Parties in accordance thereby.

13.   Modification. This Agreement cannot be modified except in writing executed mutually between the Parties.

IN WITNESS WHEREOF, the Parties have signed and executed this Agreement and have caused this Agreement to becomes effective as of the Effective Date last executed below.

SUNRISE U.S.A. INCORPORATED

By: /s/ PAUL RESSLER Paul Ressler, President	August 31, 2006 Dated

PUKKA USA, INC

By: /s/ PAUL RESSLER Paul Ressler, President	August 31, 2006 Dated

GARDEN RISE INVESTMENTS LTD LLC

By: /s/ JOHN E. RAYL John E. Rayl, President	August 31, 2006 Dated